UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2008

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2008, the Board of Directors of Magnetek, Inc. increased the size of the Board to five members and elected David A. Bloss, Sr. to fill the new Board seat, effective immediately.

Mr. Bloss was appointed to serve on the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

There have been no related party transactions between the Company and Mr. Bloss, and there were no arrangements or understandings between Mr. Bloss and any other person pursuant to which he was selected as a director.

Except for Mr. Bloss’ right to participate in the Company’s Amended and Restated Director and Officer Compensation and Deferral Investment Plan and the Amended and Restated 1997 Non-Employee Director Stock Option Plan, Mr. Bloss is not a party to and does not currently participate in any material Company plan, contract or arrangement, nor has he received any grant or award from the Company in connection with his election to the Board.

A copy of the press release announcing the changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2008

MAGNETEK, INC.

/s/	David P. Reiland
By:	David P. Reiland
President and Chief Executive
Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 23, 2008